                                                                      EXHIBIT 21



                      SUBSIDIARIES OF VALLEN CORPORATION




                                          JURISDICTION OF
NAME                                      INCORPORATION
- ----                                      ---------------


Vallen Safety Supply Company              Delaware
Encon Safety Products, Inc.               Pennsylvania
Safety World, Inc.                        Delaware
All Supplies, Inc.                        Louisiana
Century Sales and Service Limited         Canada
Vallen Contract Supply Company            Nevada
Vallen Safety Supply Company, Ltd.        Canada
Proveedora de Seguridad Industrial Del    Mexico
 Golfo, S.A. de C.V.

   Each subsidiary does business under its respective corporate name. All subsidiaries are wholly-owned, except Proveedora de Seguridad Industrial Del Golfo, S.A. de C.V., which is 50% owned by Vallen Safety Supply Company, and Century Sales and Service Limited, which is 50% owned by Vallen Corporation.